Exhibit 99.2

Refco Supplements Prior Disclosure

NEW YORK, October 11, 2005 - Refco Inc. (NYSE: RFX) today supplemented its disclosure yesterday regarding its discovery of a receivable owed to the Company by an entity controlled by Phillip R. Bennett.  The receivable in the amount of approximately $430 million was repaid yesterday in full.  Based on the results of the internal investigation to date, the Company believes that the receivable consisted in major part of uncollectible historical obligations owed by unrelated third parties to the Company, that arose as far back as at least 1998.  These obligations were transferred periodically to the entity controlled by Mr. Bennett, and the Company’s books and records then reflected a receivable from that entity, rather than a receivable from the originating accounts.  The fact that the receivable was from a company controlled by Mr. Bennett was hidden at the end of quarterly and annual reporting periods by reason of transfers to a third party customer account that we currently believe is unaffiliated with Mr. Bennett or anyone else at the Company.  The nature and facts surrounding these transfers are being investigated by the Audit Committee.

The Company confirms that it has adequate liquidity to run the business in the ordinary course.

The Company also announced that it had voluntarily contacted the United States Securities and Exchange Commission, the Commodity Futures Trading Commission, the New York Stock Exchange, and other regulators and is cooperating fully with them.

About Refco Inc.

Refco Inc. (NYSE: RFX) is a diversified financial services organization with operations in 14 countries and an extensive global institutional and retail client base. Refco’s worldwide subsidiaries are members of principal U.S. and international exchanges, and are among the most active members of futures exchanges in Chicago, New York, London and Singapore. In addition to its futures brokerage activities, Refco is a major broker of cash market products, including foreign exchange, foreign exchange options, government securities, domestic and international equities, emerging market debt, and OTC financial and commodity products. Refco is one of the largest global clearing firms for derivatives. For more information, visit www.refco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of the 1995.  In this press release, all statements other than statements of historical fact are forward looking statements that involve risks and uncertainties and actual results could differ. These forward looking statements are based on assumptions that we have made in light of our experience and on our perceptions of historical events, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.  Although we believe that these forward looking statements have a reasonable basis, you should be aware that numerous factors, including the outcome of the Audit Committee’s investigation; changes in domestic and international market conditions; competition; our ability to attract and retain customers; our relationships with introducing brokers; retention of our management team; our ability to manage our growth or integrate future acquisitions, our exposure to significant credit risks with respect to our customers, international operations and expansion, system failures, the performance of third-party suppliers, changes in regulations or exchange membership requirements, the effectiveness of compliance and risk management methods, potential litigation or investigations, employee or introducing broker misconduct or errors, reputational harm, and changes in capital requirements, could cause actual results to differ materially from our expectations. Because of these factors, we caution that you should not place undue reliance on any of our forward looking statements. Further, any forward looking statement speaks only as of today. It is impossible for us to predict how new events or developments may affect us.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, either to reflect new information or developments or for any other reason.